LEASE

THIS LEASE AGREEMENT, made this 27th day of April, 2016 by and between **850-860 S. Los Angeles Street LLC**, hereinafter referred to as the "Lessor," and **Bailey 44 LLC, h**ereinafter referred to as the "Lessees,"

WITNESSETH:

1. **PREMISES AND TERM.** Lessor hereby leases to Lessee and Lessee hereby leases from Lessor that certain space in the Cooper Building located at 860 S. Los Angeles Street, Los Angeles, CA designated as the room 820 (the Premises) for a period of 2year(s) commencing with the 1st day of June, 2016 and terminating on the 31st day of May, 2018. In the event Lessor is unable to deliver possession within ninety (90) days from the commencement date of this Lease, either party may terminate this Lease by written notice to the other party, and both parties hereto shall thereby be relieved and discharged from all Lease obligations whatsoever and neither party shall be liable for any damages or other losses to the other whatsoever. In the event of delay in delivery of possession and in the further event that the Lease is not cancelled as provided above, Lessee's rental obligations are waived until delivery of possession.

2. **RENTAL.** Lessee shall pay to Lessor the following minimum monthly gross base rent for the Premises:

a) $7,800.00 per month for the period commencing June 1, 2016 and ending May 31, 2018..

Lessee agrees that all rental due and payable hereunder shall be paid at the office of the Lessor or such other place as Lessor shall, from time to time, designate. Lessee agrees that the rental hereinabove provided shall be due and payable in advance on the first day of each month during the term of this Lease. A late fee of 10% of the overdue amount shall be due on any payment of rent or other charge which is not received by Lessor within 10 days from due date in addition to interest thereon at the highest legal rate. Rent is deemed paid until actually received and accepted by Lessor during normal business hours. All monetary obligations of Lessee to Lessor under this Lease shall be rent due to Lessor. The parties acknowledge that is impracticable or extremely difficult to calculate Lessors damage relating to a late payment and the foregoing late fee amount is a fair compensation to the Lessor for the effort, time and loss resulting from a late payment. Lessor may apply or credit any payment received from Lessee to any item or charges in arrears as Lessor shall, in its sole discretion determine, and irrespective of any designation by Lessee as to the application or crediting of such payment

3a. **CPI AND ADDITIONAL RENTAL** The minimum monthly rent as set forth shall be adjusted upward as of the first (1st) day of the month of June in each year during the term of this Lease by the greater of 4% over that in the preceding year or according to the percentage increase in the Consumer Price Index in that month over that of the first month of this Lease. In no event shall there be a decrease in rent due to CPI changes. The base month for computing the adjustment shall be the month of April. The Consumer Price Index shall be for all urban consumers Los Angeles-Long Beach area based upon the period 1967 = 100, as published by the United States Department of Labor, Bureau of Labor Statistics. If that index is no longer published or available, Lessor is authorized to substitute another recognized index at Lessor's reasonable discretion.

By way of example, assuming the base month index is 173, and the index figure on the adjustment date is 190.3, then the percentage to be applied is 190.3/173 = 110% for the next twelve (12) months. Accordingly, the minimum monthly rent is increased by 10% throughout the following year.

3b. In addition to that as provided in Paragraph 15 hereinafter, Lessee shall pay to Lessor, as additional rent for the demised Premises, a sum equal to Lessee's proportionate share, as the proportionate share is hereinafter defined, of any increase in Lessor's operational costs and real estate taxes for the building of which the demised Premises are a part, over such taxes and costs in the base year. The base year shall be the calendar year of 2016. Lessee's proportionate share of any such taxes and costs shall be based upon the percentage that the area contained in the demised Premises bears to the rental area of the Building of which the demised Premises are a part, and it is agreed that the proportionate share is 1.003%. Lessor may invoice Lessee for said additional rental as soon as statements are available and Lessee agrees to pay said additional rental immediately upon receipt of a statement therefore from Lessor. In the alternative, Lessor may at its option make an advance reasonable estimate of such future costs for each coming fiscal year, and during each month of the next 12 months bill Lessee 1/12th of such estimated costs. Said amount shall be due and payable upon presentation of billing, as additional rent. If Lessor makes such estimate and requests advance payment based thereon, then within five months after each year, the actual costs shall be calculated and Lessor shall give Lessee a credit, without interest, for any excess operational cost rental received or, in the event the amount received is insufficient, Lessee shall pay Lessor the full amount of the balance thereof within 10 days from presentation of billing. The term "real estate taxes" shall mean all taxes and assessments levied, assessed or imposed at any time by any governmental authority upon or against the land or building of which the demised Premises are a part, and also any tax or assessment levied, assessed or imposed at any time by any governmental authority in connection with the receipt of income or rents from said land or building to the extent that same shall be in lieu of all or a portion of any of the aforesaid taxes or assessments upon or against said land or building. The term "operational costs" shall mean the aggregate costs and expenses incurred by Lessor in the operation, maintenance, promotion and management of the Building, of which the demised Premises are a part, including but not limited to common area maintenance, repairs and utilities. The operational costs shall not include leasing commissions, partners' salaries, capital improvements and replacements, and amortization payments on mortgages, and any other expense which under generally accepted accounting principles and practice would not be regarded as an operating, maintenance, or management expense, such as depreciation charges. Operational costs shall include Lessee's pro rata portion of any capital expenditure required by law and incurred by Lessor, pro-rated and amortized over the functional life thereof as determined by generally accepted accounting principles. Operational costs shall include any and all of such costs incurred by Lessor, directly or indirectly, or through the use of independent contractors.

4. **SECURITY DEPOSIT.** Lessee will pay Lessor upon the delivery of this Lease, the sum of $15,600.00 as security for the full and faithful performance by Lessee each and every term, provision, covenant and condition of this Lease. If Lessee defaults in respect to any of the terms, provisions, covenants and conditions of this Lease including, but not limited to, payment of rent and additional rent, Lessor may, but shall not be required to use, apply or retain the whole or any part of

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the security for the payment of any rent in default, or to any other obligation owing to Lessor from Lessee, including, but not limited to any unpaid rent applicable to the remaining balance of the Lease term, if any and damages or costs incurred in the re-letting of the Premises, whether such damages or deficiency accrue before or after summary proceedings or other re-entry by Lessor. If Lessee shall fully and faithfully comply with all the terms, provisions, covenants and conditions of this Lease, the security, or any balance thereof, shall be returned to Lessee after the time fixed as the expiration of the herein demised term and after the Lessee delivery of possession of Premises to Lessor in good, clean, order and condition and free of all occupants and property other than Lessor's property which shall remain. Whenever and as often as the amount of the security held by Lessor shall be diminished by Lessor's application thereof, Lessee shall, within ten (10) days after the Lessor's request therefore deposit additional money with Lessor sufficient to restore the security to its original amount. Lessee shall not be entitled to any interest on the security deposits. It is understood and agreed that the security deposit may be applied to any unpaid rent or any other leasehold obligation of Lessee, including but not limited to unpaid rent and rental damages applicable to anytime through the expiration of the Lease term and Lessee hereby expressly waives any limitation provided in California Civil Code § 1950.7 with reference thereto. In no event may Lessee have the security deposit applied without Lessor advance written consent. The security deposit shall increase to equal two months gross base rent when each time the rent increases.

5a. **USE AND CONDITION OF PREMISES.** Lessee shall use the Premises only for the purpose strictly of showroom and for no other use or purpose, unless first approved in writing by Lessor. Lessor shall have the right to approve of any and all product lines displayed or offered for sale within the premises for the purpose of assuring that same is consistent with the foregoing use and purpose and with the image Lessor elects to be projected in and about the Premises. Lessee acknowledges that Lessor has made no agreement, representation or warranty as to the suitability or continued suitability of the Premises for Lessee's purposes. Lessee acknowledges that Lessee accepts the Premises AS IS and Lessor has no obligation to renovate or modify the Premises for Lessee, and Lessees entry into possession of Premises is a conclusive acknowledgement by Lessee that the Premises are in good and tenantable condition. The Premises have not been inspected by a Certified Access Specialist. At the option and discretion of Lessor, the use, character, nature, size, style, name, address, decor, arrangement and configuration of the Building, common areas, facilities and areas surrounding the Premises may be modified, altered, limited or changed. Lessee shall keep and maintain the Premises in a clean, sanitary and orderly condition and Lessee will not put, maintain or keep any property in the common areas of the Building or outside of Lessees Premises. Lessee will not damage the premises or the common areas of the Building property or commit or permit any waste or nuisance or improper act in or about the Premises or any act which will disturb or adversely impact other tenants or users of the Building or which violate any law, rule or governmental regulation, or which may impair the physical or social environment of the Building and adjacent areas or detract or make more difficult or expensive for Lessor to keep the Premises and Building in which the Premises are located in good clean order and repair and in a safe peaceable, decent, and sanitary condition. Lessee assumes responsibility for Lessees employees, agents and invitees.

5b. All promotional efforts conducted by Lessor, including but not limited to advertising, directory and listings, lobby videos campaign, elevator signage and hall listings are at Lessor's discretion only, and may not be afforded to Lessee if Lessee is not in current and good standing in regard to rental payments and all Lease requirements.

5c. The Lessee shall not obstruct or permit the obstruction of the light, halls, areas, roof, stairway or entrance to the Building, and will not affix, erect, inscribe, or permit any signs, projections, awnings, signals or advertisements of any kind about, in, or to any part of the Premises including the inside or outside of the windows or doors thereof and will not paint the outside of the doors thereof or the inside or outside of the windows thereof unless and until the style, size, color, construction and location and type thereof have been approved in writing by Lessor. The Lessor also reserves to itself the sole right to designate the person, firm or corporation which shall do the work of lettering and erecting of any and all signs to be affixed to the Premises or the Building. In the event that said work is done by the Lessee in violation of this provision or through any person, firm or corporation, other than that designated by the Lessor, the Lessor is hereby given the right to enter and remove said signs without being liable to the Lessee by reason thereof and to charge the cost of so doing to the Lessee as additional rent payable on the first day of the next following month, or at Lessor's option, on the first day of any subsequent month. Lessee shall not distribute any advertising or other written material or handbills in or about the Building other than by direct mail.

6a. **ASSIGNMENT AND SUBLETTING.** Lessee shall not assign this Lease or any interest therein, and shall not sublet the said Premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other party to occupy or use said Premises, or any portion thereof, without the written consent of Lessor first had and obtained. Lessor shall not unreasonably withhold consent, provided all requests for information are promptly and completely complied with and Lessor is satisfied as to the credit, reputation and nature and character of business of any proposed assignee or sublessee. In no event need Lessor consent to any sublease of more than one year. In no event shall Lessor be required to consent to any assignment or sublease to be effective within one year after the commencement of the Lease. Prior to any consent for assignment the Assignor and Assignee shall deliver to Lessor a written agreement wherein performance of all of the terms of the Lease shall be agreed to and assumed by Assignee and guaranteed by Assignor. Prior to any sublease, Sublessor and Sublessee shall agree to and sign Lessor's Consent to Sublease and deliver to Lessor a copy of the signed sublease agreement between the parties. No assignment or subletting shall release Lessee a from Lessee's obligations under this Lease. No assignment or subletting of this Lease shall be effective until the Lessee or the Lessee's assignee shall have first paid Lessor a fee of $500.00, and Lessor give its written prior consent thereto. Consent to one assignment or subletting shall not be deemed to be a consent to any subsequent assignment or subletting. Any such assignment or subletting without such consent shall be void, and shall, at the option of Lessor, terminate this Lease. This Lease shall not, nor shall any interest therein, be assignable, as to the interest of Lessee by operation of law or otherwise, without the written consent of Lessor. In the event Lessor grants its consent to any proposed assignment or sublease, the rental payable in equal monthly installments from the date of effectiveness of the assignment or sublease, shall be automatically increased to the then prevailing rate as offered by lessor on new Leases at the Building or the actual rent paid by Sublessee or Assignee, whichever is greater. In no event will rent be reduced. If Lessee is a corporation/LLC, any transfer of more than fifty (50%) percent of the voting stock therein shall be deemed an assignment or subletting and shall be subject to the provisions relating thereto as contained in this Lease.

6b. No acceptance of rent from Lessee or any other party after any assignment or subletting or breach of Lease shall constitute a waiver of any breach of this Lease (other than a breach limited directly related to the rent accepted) nor shall it

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constitute any acceptance by Lessor of any wrongful assignment or subletting. No listing of any name other than that of Lessee, whether on the doors of the premises or in the Building directory, or otherwise, shall operate to vest any right or interest in the premises or the Lease, in any party, other than the named Lessee, it being expressly understood that all listing are a privilege extended by Lessor and revocable at will.

7a. ALTERATIONS AND REPAIRS. Lessee shall make no alterations, decorations, repairs, additions or improvements in or to the demised Premises without Lessor's prior written consent, and then only by contractors or mechanics approved in writing by Lessor, provided, however, that Lessor shall not unreasonably withhold its consent to such alterations, improvements, and provided further, that the Lessee shall make no alterations, improvements or changes affecting the structural parts of the building. All such work shall be done at such times and in such manner as Lessor may designate.

7b. All contractors shall be first approved by Lessor upon such terms and conditions as Lessors may require and Lessor may charge a fee for such approval and/or supervision as may be deemed appropriate by Lessor. Notwithstanding the foregoing, it is expressly understood and agreed that all alterations, additions, repairs, or improvements approved by Lessor to be done by Lessee, shall be the sole responsibility of Lessee and Lessor assumes no obligation or responsibility for the timely or proper completion or maintenance of said alterations, decorations, additions, repairs or improvements nor shall there be any rent abatement resulting from any failure of a contractor to properly and timely perform, nor shall Lessor be obligated or liable to any contractor for any loss or expense whatsoever incurred in connection with said alterations, decorations, additions, repairs, or improvements. In no event will Lessor permit any work to be done on the air conditioning, plumbing, electrical, fire control or structural portions of the Building, by any contractor other than the contractor customarily employed by Lessor, but in any event the fees for such work shall be borne by Lessee if same is approved and consented by Lessor.

7c. Any mechanic's lien filed against the Premises, or the Building, for work claimed to have been done for, or materials claimed to have been furnished by Lessee, shall be discharged by Lessee within ten (10) days thereafter at Lessee's expense, by filing the bond required by law, or by such other means as shall remove any such lien from all title records. All work done or required to be done by the Lessee shall comply in all respects and at all times within the rules and regulations of all municipal or other authorities having jurisdiction thereof.

7d. Lessee shall, at Lessee's expense, keep and maintain the interior non-structural portions of the Premises in good condition and repair. Lessee agrees that prior to adhering any object, such as wallpaper, paneling or mirrors, to the walls of the demised Premises, he shall blank stock and seal said walls in such way as to protect the walls from any and all damage upon removal of said object. Any renovation or repair to the Premises made by Lessee shall in quality and class at least equal to its new original condition. Lessee hereby waives all rights to make repairs at the expense of Lessor, as provided in Section 1942 of the Civil Code of the State of California. Should Lessee or its agent, invitees or employees cause, permit or allow any damage to the Premises or the common areas of the Building, then Lessor, may at its option, cause Lessee to repair same or at its option Lessor may repair same, and all costs and expenses incurred by the Lessor in connection therewith shall upon billing to Lessee become immediately sue and payable to Lessor as additional rent.

7e. Lessor may require that Lessee remove any or all of said alterations, improvements, additions or utility installations at the expiration of the term, and restore the Premises to their prior condition. Lessor may require Lessee to provide Lessor at Lessee's sole cost and expense, a lien and completion bond in an amount equal to one and one-half (1 1/2) times the estimated cost of such improvements, to insure Lessor against any liability for mechanic's and materialman's liens and to insure completion of the work. Should Lessee make any alterations, improvements, additions or utility installations without the prior approval of Lessor, Lessor may require that Lessee may remove any or all of the same.

7f. Any alterations, improvements, additions or utility installations in or about the Premises that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form, with proposed detailed plans. If Lessor shall give its consent, the consent shall be deemed conditioned upon Lessee acquiring a permit to do so from appropriate governmental agencies, the furnishing of a copy thereof to Lessor prior to the commencement of the work and the compliance by Lessee of all conditions in said permit in a prompt and expeditious manner.

7g. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use in the Premises, which claims are or may be secured by any mechanic's or materialman's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days notice prior to the commencement of any work in the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend itself and Lessor against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises, upon the condition that if Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to such contested lien, claim or demand indemnifying Lessor against liability for the same and holding the Premises free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor's attorney's fees and costs in participating in such action if Lessor shall decide it is to its best interests to do so.

7h. Unless Lessor requires their removal, at Lessors option, all alterations, improvements, additions and utility installations (whether or not the same constitute trade fixtures of Lessee), which may be made to the Premises, shall become the property of Lessor at expiration of Lease and shall remain upon and be surrendered with the Premises at the expiration of the term, including, but not limited to all fixtures, cabinets, racks, lights and window treatments which are installed, attached or affixed to the walls, floor, ceiling or window.

7i. In the event Lessor makes any improvements, modifications or alterations to the Premises at the request of the Lessee, Lessee shall pay Lessor all sums billed in connection therewith within ten (10) days from billing. Such costs and billings shall be deemed as additional rent any failure to pay same shall constitute a material breach of this Lease.

7j. To maintain the continuity of the architectural and aesthetic design of the Building as determined by Lessor, Lessee shall not have the right to place, construct or maintain in and about the Premises or visible from the hall or common areas

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any sign, name, insignia or other similar item (hereinafter collectively "Signs"), without Lessor's prior written approval, which approval may be granted, withheld or granted and later withdrawn, in Lessor's discretion. Lessor agrees to exercise such discretion in a reasonably uniform manner throughout the area adjacent to the Premises; however, Lessor may in its discretion make such exceptions as it deems appropriate. Lessee hereby grants to Lessor the right to remove any and all signs, which are not consented to in writing. Lessee hereby agrees that Lessor is authorized to affix such signs in the corridor as Lessor deems may be appropriate and the cost of same shall be billed to Lessee and paid as additional rent by Lessee within ten (10) days. In no event shall Lessee be entitled to take possession of the sign or receive return of the cost thereof upon termination of occupancy or at any other time.

8a. INDEMNITY AND INSURANCE. Lessee shall indemnify and hold harmless Lessor from and against any and all claims arising from Lessee's use of the Premises, or from the conduct of Lessee's business or from any activity, work or things done, permitted or suffered by Lessee in or about the Premises or elsewhere and shall further indemnify and hold harmless Lessor from and against any and all claims arising from any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease, or arising from any negligence of the Lessee, or any Lessee's agents, invitees, contractors, or employees, and from and against all costs, attorney's fees, expenses and liabilities incurred in the defense of any such claim or action or proceeding brought thereon; and in case any action or proceeding be brought against Lessor by reason of any such claim, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel satisfactory to Lessor. Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of damage to or loss of property or injury to persons in, upon or about the Premises arising from any cause and Lessee hereby waives all claims in respect thereof against Lessor, except for any claims which may arise as a direct result of Lessor's intentional misconduct or gross negligence.

8b. Lessee shall provide during the term of this Lease at Lessee's cost and expense, for the mutual benefit of Lessee and Lessor, and naming Lessor as an additional insured thereon, comprehensive general liability insurance coverage with an insurance company satisfactory to Lessor, in an amount not less than $1,000,000.00 combined single limit of coverage for personal injury, death and property damage. Such policy shall contain an "Amendment of the Pollution Exclusion Endorsement" for damage caused by heat, smoke or fumes from a hostile fire. In no event shall the limits of such policy be considered as limiting the liability of Lessee under this Lease. Lessee shall deliver to Lessor a certificate of such insurance prior to occupancy and the written obligation of the insurer to provide Lessor with not less than thirty (30) days written notice of any reduction or cancellation of such insurance. Such policy or policies shall contain a provision providing that such insurance for the benefit of Lessor shall be primary and non-contributing with any other insurance available to Lessor. Such policy shall not contain a deductible amount exceeding $500.00. Lessee shall at all times provide and carry Business interruption insurance and Property insurance for the full replacement value of all of Lessees property in the Premises with a deductible not to exceed $1000.00 per occurrence. All such insurance shall provide for a waiver of subrogation. Lessor makes no representation that the insurance coverage provided above is adequate to fully cover Lessees property, business and obligations under this Lease.

9. EXEMPTION OF LESSOR FROM LIABILITY. Lessee hereby agrees that Lessor shall not be liable for injury to Lessee's business or any loss of income there from or for damage to the goods, wares, merchandise or other property of Lessee, Lessee's employees, invitee, agents or contractors, whether such damage or injury is caused or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or the repairs and maintenance of any of the foregoing, or from any other cause, whether the said damage or injury results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, or from other sources, persons or places, and regardless of the cause of such damage or injury or the means of repairing the same. Without limiting the foregoing, Lessor shall not be liable for any property entrusted to any employees or agents of Lessor nor for any loss incurred by way of any theft and Lessee hereby expressly waives all claims against Lessor for any and all losses, injuries and damages. Lessor shall not be liable for any loss, injury or damage cause by simple negligence. Tenant waives all claims against Lessor for the activities of 3rd parties and from the activities of other tenants as well as their agents and employees, and tenant waives any claim relating to any failure by Lessor to police or enforce any legal or contractual obligations of other tenants. The exemption and waivers in this paragraph shall not apply to injuries or damages incurred by way of Lessor's gross negligence or intentional misconduct. Without limiting the foregoing, in no event shall Lessor be liable or responsible for the personal security or property of the Lessee or Lessee's guests or invitees and notwithstanding anything in this agreement to the contrary, Lessor in no event shall have any responsibility or obligation for any act of conduct of any other tenant or third party. In the event of any sale or transfer of Lessors interest in the Premises, Lessor shall be released from all obligations under the Lease from and after the date of transfer or sale, but Lessee shall remain obligated unless released by the transferee. In no event will Lessors liability under this Lease, exceed Lessors equity in the Building.

10. PROHIBITED USES. Lessee agrees not to use or suffer or permit to be used said Premises or any part thereof for any purpose or use in violation of any present or future fire, building, health, sanitation or other law, ordinance, rule or regulation of the City of Los Angeles, or any department thereof, or any other governmental authority, whether municipal, county, state or federal, or in any manner that will constitute a nuisance or disturb the quiet enjoyment of other occupants in or users of the Building. Lessee further agrees not to permit any auction to be conducted in the demised Premises, or bring or keep anything therein which will in any way affect fire or other insurance upon said building or any of its contents, or which will in any way invalidate or conflict with fire insurance policies covering the said Building. Lessee agrees not to bring or keep on the demised Premises any machinery, which may cause any noise or jar or tremor to the floors or walls, or which by its weight might injure the floors of said Premises. Lessee shall not conduct or permit any activity or business in any manner prohibited by any code or business principles of the business or profession in which Lessee is engaged, and in no event in any manner prohibited by law. Without limiting or modifying the foregoing, Lessee will neither cause nor permit any toxic or hazardous or odorous material or vapors to be discharged, utilized or disposed of or released in, from and about the Premises which will, in any manner, impair, limit, detract from or make more difficult or expensive the operation, maintenance and keeping of the Premises and the adjacent and other areas and Building in a decent, peaceable, quiet, lawful, pleasant, safe, and sanitary condition, nor will Lessee create or permit any nuisance or disturbance in and about the Premises and Building. Lessee assumes full responsibility for the activities of Lessee's agents, employees, representatives, guests, occupant, invitees and co-lessees, if any. Lessee will give Lessor immediate written notice of any release or discharge of a hazardous or toxic substance in or about the premises. Lessee indemnifies and holds Lessor harmless for all costs, claims, liability, penalties, attorney fees, costs and expenses arising out of Lessee's breach, threatened breach, and claims by third parties of breach of this paragraph.

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11. SUBORDINATION OF LEASE. Lessee agrees, upon Lessor's written request, or upon the written request of any lending agency, to subordinate this Lease to any ground or underlying Leases, and any and all mortgages, trust deeds and other encumbrances, which may now or hereafter affect the real property of which demised Premises form a part and other Premises and each and every of the advances which have heretofore been made or which may hereafter be made there under, and to all renewals, modifications, consolidations, replacements and extensions thereof. In confirmation of such subordination, Lessee shall execute promptly any instruments or certificates that Lessor may reasonably request. Lessee hereby irrevocably constitutes and appoints Lessor the Lessee's attorney-in-fact to execute any such instruments or certificates for and on behalf of Lessee. This clause shall be self-operative.

12. RULES AND REGULATIONS. Lessee and Lessee's agents, employees, invitees, visitors and licensees shall faithfully comply with the rules and regulations set forth in this Lease, and with such further reasonable rules and regulations as Lessor at any time may make and communicate in writing to Lessee, which, in the Lessor's judgment, shall be necessary for the reputation, safety, maintenance, care or appearance of the Building, or the preservation of good order therein, and the operation and maintenance of the Building, and it's equipment, and the occupancy, use and comfort of the Lessees in the Building. Lessor shall not be liable to Lessee for the violation of any said rules and regulations, or the breach of any covenant or condition in any lease by any other tenant or third party in the Building, or any failure to enforce same. If published in any in-house newspaper or publication, same will constitute effective communication of rules as well as any other reasonable manner of communication. In no event will Lessee conduct or permit any auction in or about the Premises.

13a. DAMAGE OR DESTRUCTION. If the Premises are damaged by fire or other casualty other than if caused or contributed to by Lessee or its employees, agents or invitees, the damage shall be repaired by and at the expense of the Lessor, provided such repairs can, in Lessor's opinion, be made within sixty (60) days after the occurrence of such damage without the payment of overtime or other premiums. There shall be no abatement of rent by reason of any portion of the Premises being unusable for a period of sixty (60) days or less, nor shall such be construed as a constructive or other eviction. If the damage is due to the fault or neglect of Lessee or his employees, there shall be no abatement of rent regardless of the period during which the Premises are unusable.

13b. Notwithstanding anything to the contrary contained in this Lease, Lessor shall not have any obligation whatsoever to repair, reconstruct or restore the Premises on account of the damage resulting from any casualty which occurs during the last twelve (12) months of the term of this Lease (or any extension thereof). Lessor shall not be required to repair any injury or damage by fire or other cause, or to make any repairs or replacement of any panels, decorations, office fixtures, railing, ceiling, floor covering, partitions, or any other property in the Premises not owned by Lessor.

13c. With respect to any damage, which Lessor is obligated to repair, or elects to repair, Lessee hereby waives the provisions of Sections 1932(2) and 1933(4) of the California Civil Code.

13d. If Lessor elects not to make such repairs which cannot be made within sixty (60) days, then either party may by written notice to the other, cancel this Lease as of the date of occurrence of such damage. A total destruction of the Building shall automatically terminate this Lease.

14. CONDEMNATION. If the whole or any part of the demised Premises shall be taken or condemned by competent authority for any public or quasi-public use or purpose, then, in that event, the term of this Lease shall cease and terminate from the date when the possession of the part so taken shall be required for such use and purpose. It is expressly agreed that the entire award shall be the property of the Lessor and the Lessee shall not be entitled to any apportionment thereof, for the value of its leasehold or otherwise. Any unused rental and any security deposited by Lessee, however, shall be refunded by Lessor.

15. UTILITIES, ELECTRIC AND ACCESS TO BUILDING. As additional rent Lessee shall pay all utility costs supplied to the Premises, and Lessor shall provide in reasonable amounts, during normal business hours reasonable amount of water, heat and elevator service. Lessee agrees to purchase from Lessor electricity for lighting or other purposes, power and gas used in, upon, or about the Premises herein leased. The cost to be paid by Lessee for said electricity, power and gas shall be the actual cost to Lessor including taxes of such utilities as billed from, or paid to the Department of Power of the City of Los Angeles and The Southern California Gas Company, or any other utility supplier to the Building. Lessee shall pay Lessor such allocated cost within five (5) days from written request. It is agreed that Lessor shall not be liable for any shortage of labor, materials or for the stoppage or interruption of said services. Lessor reserves the right, at any time, to disconnect the gas, power, and electric current on the circuits to the space herein demised in the event of failure to or refusal of Lessee to pay the charges for electricity, power, and gas consumed within five (5) days after rendering bills, without, however, affecting any of the other terms, conditions, or covenants of this Lease or the obligation to pay rental or any other money obligation in said Lease provided; and the disconnecting of the electric current, power, or gas shall not be construed as an eviction. In the event of any civil unrest or disturbance or other similar circumstances which actually or potentially present any danger or harm to persons or property in and around the Building, Lessor may, but without any obligation to do so, and its absolute discretion, close the Building, terminate services, and/or deny access to the Premises and remove therefrom any person, persons or property. Lessor shall not be liable for any damages, losses or costs, by abatement of rent otherwise, for Lessors negligent failure to furnish any services whether caused by needed repairs, renewals of improvements, or in whole or in part, by any disturbance, strike, lockout or any other labor controversy, or by inability to secure parts or supplies, or by any accident or casualty, or by any other cause or causes. Lessor's delay or default in furnishing any services, shall not be considered or construed as an actual or constructive eviction of Lessee, nor shall it in any way operate to release Lessee from the prompt and punctual performance of each and all of the covenants contained herein which are to be performed by the Lessee. Should there be any diminution of utility service resulting from governmental restrictions or reasonable unavailability, Lessee shall not be entitled to any reduction or rent abatement and all claims against Lessor in this connection are waived.

16. REPAIRS BY LESSOR. Lessee shall permit Lessor to erect, use and maintain pipes and conduits in and through the demised Premises and in addition, Lessor shall have the right to enter into the demised Premises to examine the Premises and for the purpose of making decorations, repairs, alterations, operations and maintenance, improvements or

Initial(s): ______

additions as Lessor may deem necessary or desirable, including but not limited to asbestos investigations, removal, encapsulation, encasement or abatement work, and Lessor shall be permitted to take materials into, upon and from said Premises as may be required in connection therewith. Lessor may require Lessee to completely vacate the Premises for up to sixty (60) days without terminating said Lease or constituting an eviction of Lessee either in whole or in part and Lessor shall in no way be obligated or liable for any loss, cost, damage or interruption of business by Lessee, nor shall there be any abatement of rent. In the event Lessor requires the property to be vacated, Lessor will give a thirty (30) day notice thereof and Lessee will fully cooperate and vacate said premised and remove all of its property within the time indicated in the notice.

17. SUBSTITUTION OF SPACE. Lessor shall have the absolute right and option at any time, upon thirty (30) days written notice, to designate and substitute other reasonably similar space in the building for the Premises described in paragraph one of this Lease. On the effective date of such substitution Lessee shall move to the substituted space and on the effective date of the substitution, this Lease shall be deemed amended to substitute the new Premises in place of the Premises described in paragraph one above, and Lessee shall vacate and deliver up the originally designated Premises to Lessor in good clean condition as provided in this Lease and free of all persons and free of Lessees property.

18. ACCESS TO PREMISES. In addition to entry as otherwise set forth in this Lease, Lessor and Lessor's agents shall have the right to enter Premises at all reasonable times for purposes of inspecting and approving any and all product lines displayed or to be offered for sale in the Premises, showing it to prospective purchasers, lenders and Lessees for maintenance, renovations and repairs, and for inspection of Premises for any other lawful purpose. Lessee shall not install a burglar alarm or similar device without Lessor's prior written approval. In the event of a refusal by the Lessee to permit an entry upon the Premises as in this Lease provided, the Lessor and the Lessor's agents may forcibly enter the same nevertheless without incurring any liability by reason thereof. Lessee shall keep all interior windows within the demised Premises clear and free of any signs or decals.

19. DEFAULTS. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Lessee:

(a) The vacating or abandonment or surrender of the Premises by Lessee.

(b) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due.

(c) The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee.

(d) (i) The making by Lessee of any general assignment, or general arrangement for the benefit of creditors; (ii) the filing by or against Lessee of a petition to have Lessee adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days;

(e) The discovery by Lessor that any financial statement or representation made or given to Lessor by Lessee, any assignee of Lessee, or any subtenant of Lessee, any successor in interest of Lessee or any guarantor of Lessee's obligations hereunder, and any of them, was materially false.

20. REMEDIES. In the event of any default or breach by Lessee, Lessor may at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy, which Lessor may have by reason of such default or breach:

(a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee all unpaid rents and charges due Lessor under this Lease and all losses, costs and damages incurred by Lessor by reason of Lessee's default including, but not limited to, the cost of recovering possession of the Premises; the expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorney's fees, any real estate commission paid or incurred. Lessor may also recover the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award, exceeds the amount of such rental loss that Lessee proves could be reasonably avoided; and any other amounts as permitted by law and, that which will compensate Lessor for all detriment caused by Lessee's failure to perform Lessee's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

(b) Maintain Lessee's right to possession in which case this Lease shall continue in effect whether or not Lessee shall have abandoned the Premises. In such event Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

(c) Lessor shall have the right to advertise and relet the Premises in whole or in part, for a shorter or longer term or for a greater or lesser rent than as to Lessee and Lessee agrees that by doing any or all of the foregoing Lessor will not thereby have failed to properly mitigate damages entitling Lessee to any reduction of damages as might otherwise be owing to Lessor, nor will Lessor thereby be deemed to release Lessee from any obligations under this Lease.

(d) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the State of California.

(e) If Lessee fails to perform any affirmative obligation under this Lease after 10 days notice from Lessor, (or without notice in case of emergency) Lessor shall have the option to perform same for Lessee and all costs incurred shall be paid by Lessee to Lessor upon written demand. If any check given to Lessor by Lessee is dishonored by the bank upon

Initial(s): ________

which it is drawn, Lessor shall have the option (among other remedies) to require that Lessee make all future payments to Lessor by Cashiers check only.

21. NON-LIABILITY OF LESSOR. Lessor shall not be in default of any obligation to Lessee unless Lessor fails to begin to perform obligations required of Lessor within a reasonable time and until thirty (30) days after written notice by Lessee to Lessor specifying wherein Lessor has failed to perform such obligation, provided, however, that if the nature of Lessor's obligations is such that more than thirty (30) days are required for performance then Lessor shall not be in default if Lessor commences performance within such thirty (30) day period and thereafter prosecutes the same to completion. Lessor shall not be in default for any failure caused in whole or in part because of an act of God, strike, or labor trouble, or such other cause beyond the reasonable control of Lessor. No officer, shareholder, director, partner or trustee, of Lessor shall have any personal liability on this Lease and Lessee shall look to the Premises and no individual assets of said persons or other assets of Lessor for the satisfaction of any liability of Lessor with respect to this Lease.

22. REMOVAL OF TRADE FIXTURES. If removal is required as otherwise provided in this Lease, Lessee shall remove from the demised Premises any trade fixtures installed therein by Lessee and, upon the expiration of the term hereof or in case of any sooner termination of this Lease all such trade fixtures shall be removed from the demised Premises not later than the time when, under the provisions hereof, Lessee is required to surrender possession of the demised Premises to Lessor. Lessee will accomplish any removal in such manner as will not injure or damage the demised Premises or said Building, and in case of any such injury or damage, Lessee covenants and agrees, at Lessee's own cost and expense, to repair the same immediately. Lessee agrees that any floor covering installed in the Premises by adhesive, tacks, tackless strips or by any means affixed to the floor of the demised Premises, and any light fixtures which were installed by any means whatsoever other than merely by a removable electric plug, shall not be removed therefrom upon the termination of this Lease.

23. HOLDING OVER. Should Lessee continue in possession of said Premises after the end of the term hereof, such holding over shall, at Lessor's option be considered to be a tenancy from month to month only, and such month to month tenancy shall be subject to the covenants and conditions in this Lease. Lessee shall pay as monthly rental during such period of holding over a sum equal to twice the rental rate for the Premises during the last month of the term of this Lease otherwise agrees in writing.

24. TAXES. Lessee shall be liable for and hereby agrees to pay any and all taxes levied against the personal property, trade fixtures and leasehold improvements placed by Lessee in, on, or about the herein demised Premises and all business and income taxes levied with reference to Lessee's business and income in and upon the Premises. Lessee shall be responsible for and agrees to pay any additional taxes which may be assessed or levied upon the demised premised by reason of any additions or improvements thereto made by the Lessee, or the installation of any fixtures by the Lessee, which additional taxes shall be paid by the Lessee regardless of whether or not such additions or improvements shall become part of the freehold as fixtures. Such additional taxes, if any, shall be paid by Lessee to Lessor from time to time at end when assessment and levy thereof shall be made, and such additional taxes shall in all events be paid by Lessee to Lessor before delinquency. Unless such additional taxes are assessed separately unto the Lessee, payment thereof shall be made unto the Lessor as additional rental on the first day of the calendar month during which payment of said additional taxes is required to be made by Lessee to Lessor as herein provided to avoid delinquency thereof.

25. SEVERABILITY. If any term, part or provision of this Lease is invalid or unenforceable, that limited part shall be deleted and the remainder of this Lease shall be valid and enforceable to the fullest extend permitted by law.

26. INTEREST ON PAST-DUE OBLIGATIONS. Except as expressly herein provided, any amount due Lessor not paid when due shall bear interest at ten (10%) percent per annum from the date due or the highest rate permitted by law, whichever is less. Payment of such interest or late charges shall not excuse or cure any default by Lessee under this Lease, provided, however, that interest shall not be payable on late charges incurred by Lessee.

27. TIME OF ESSENCE AND CAPTIONS. Time is of the essence as to all things to be done or paid pursuant to the terms of this Lease. Paragraph captions as set forth in this document are not a part of the Lease and agreement and this Lease and agreement shall be read without reference to the captions.

28. INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS. This Lease contains the entire agreement of the parties with respect to all matters mentioned and referred to herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of modification. Except as otherwise stated in this Lease, Lessee hereby acknowledges that neither the Lessor nor any employees or agents of Lessor has made any oral or written warranties or representations to Lessee relative to this Lease or the condition or use by Lessee of the Premises. Lessee assumes all responsibility regarding the Occupational Safety Health Act or the legal use of adaptability of the Premises and the compliance thereof to all applicable laws and regulations enforced during the term of this Lease.

29. WAIVERS. No failure by Lessor to insist upon the strict or timely performance of any part or provision of this Lease shall constitute a waiver or relinquishment on the part of Lessor to thereafter insist upon the strict or timely performance of that or any other part or provision of this Lease. No request for or acceptance of rent by Lessor shall be deemed a waiver of any breach of Lease by Lessee prior thereto. Lessee waives all right to a jury trial in the event of litigation arising out of or related to this Lease agreement. No acceptance of any partial payment from Lessee shall constitute a waiver of Lessor's right to the balance owing regardless of any endorsement of any check so stating.

30. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

31. COVENANTS AND CONDITIONS. Each provision of this lease performable by Lessee shall be deemed both a covenant and a condition.

Initial(s): ________

32. ATTORNEY'S FEES. Should suit be commenced by either the Lessor or Lessee to enforce any of the provisions of this Lease, then the successful party to such litigation shall be entitled to court costs and reasonable attorney's fees, but in no event exceeding $1,500.00.

33. LIGHT AND AIR. Lessee accepts said Premises subject to interference with and damage to light and air by reason of the construction of Buildings or other improvements on or use of the adjoining Premises, and expressly agrees that any such interference or damage and entry into the demised premises to facilitate said construction shall not constitute an eviction, or a breach of obligation by Lessor, and Lessee hereby waives any right which Lessee, in the absence of this waiver, might have to terminate this Lease by reason thereof.

34. NOTICES. All notices or demands of any kind which Lessor may be required or may desire to serve on Lessee under the terms of this Lease may be served upon Lessee by personal service or as provided by California law or by leaving a copy of such demand or notice addressed to Lessee at the demised Premises or by mailing a copy thereof by registered or certified mail addressed to Lessee at the demised Premises. Any notice so given by mail shall be deemed effectively given when deposited in the United States mail in Los Angeles County.

35. MISCELLANEOUS. The words "Lessor" and "Lessee" as used in this Lease shall include both the singular and plural, and the masculine and feminine. In the event there is more than one Lessee to this Lease, the obligation of Lessee shall be joint and several. Except as expressly provided in this Lease, the terms and provisions of this Lease shall apply to and run in favor of and shall be binding upon and inure to the benefit of the parties to this Lease, as well as their respective heirs, representatives, assigns and successors. Paragraph captions and titles shall not be determinative as to the contents and effectiveness of the terms contained within the paragraph.

36. CONDITION OF PREMISES. Lessee warrants that Lessee has examined the Premises and is fully familiar with its condition and accepts as same **as is.** Lessee acknowledges and agrees that Lessee will accept the Premises at the termination of any previous tenant's occupancy, in such condition as it is relinquished by that tenant and Lessor makes no representations regarding such condition, nor shall Lessor be obligated to make any repairs, renovations, modifications, replacements, installations, or improvements in order to ready the Premises for Lessee's occupancy, except as otherwise may be agreed to in writing by Lessor and Lessee.

37. LEASE EFFECTIVENESS. NO OPTION. The submission of this lease by Landlord, its agent or representative for examination or execution by tenant does not constitute an option or offer to Lease the Premises upon the terms and conditions contained herein or a reservation of the Premises in favor of tenant, it being intended hereby that this Lease shall only become effective upon the execution hereof by landlord and tenant and delivery of a fully executed Lease to tenant.

38. TELEFAX OR SCAN SIGNATURES. The parties acknowledge and agree that notwithstanding any law or presumption to the contrary a telefaxed or scanned signature of either party whether upon this Lease or any related document shall be deemed valid and binding and admissible by either party against the other as if same were an original ink signature.

39. GUARANTY. It is understood and agreed that the person signing this Lease on behalf of or for another personal party hereby agrees by such signature to be personally obligated under this Lease for all of the obligations of the Lessee, and such signator is deemed to have accepted the terms of the General Continuing Guarantee as set forth below such signature whether or not the General Continuing Guarantee is signed by the Signatory and/or any other party.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Lease the day and year first above written at Los Angeles, California.

Lessor: 850-860 SOUTH LOS ANGELES STREET LLC	**Lessees:** BAILEY 44 LLC
By [signature]	By: [signature] Joe Traboulsi
Dated: 5-4-16	Dated: 4-27-16

v. 2

ADDENDUM 1

Additional Rental: With reference to paragraph 3-b and paragraph 15 notwithstanding anything in the Lease to the contrary, it will not be Lessee's obligation to pay for gas or electric used at the premises, or for Lessor's real estate taxes, however, Lessee will be responsible to reimburse Lessor, as additional rent, for the increase cost if any of any real estate taxes, gas and electric used at the premises over that at the inception of the term of this lease. Initials ___/___

Market Days: It is understood and agreed that in each year throughout the term of this lease, it is anticipated that there will be "Market Week" as determined by the trade. Lessee acknowledges and agrees that as an integral part of this lease, Lessee's premises will be kept open for business and fully staffed during the hours of 9:00 AM through 6:00 PM on each day of each Market Week. At this time, it is anticipated that there will be 5 "Market Weeks in each year. Initials ___/___

Required Fire Life/Safety Lease Regulations

1. **EACH SPACE MUST HAVE AT LEAST ONE FULLY CHARGED FIRE EXTINGUISHER** with a TAG showing it is current, and must be hung on the wall, and identified with a FIRE EXTINGUISHER sign. Initials ___/___
2. **Doors and SECURITY GATES** to all space must be able to be opened from the inside without any key, tool or special knowledge. THE INSIDE LOCKS OF YOUR SPACE MUST HAVE THUMBTURNS TO PROVIDE EMERGENCY EXIT ACCESS. **PADLOCKS ON YOUR DOORS ARE PROHIBITED!** Initials ___/___ Initials: ___/___
3. **All Fire Escapes, Entrances AND Exits to your space must remain clear at all times.** Initials: ___/___
4. **NOTHING MAY BE ATTACHED TO THE FIRE SPRINKLER SYSTEM PIPES.** Nothing may be tied to, or attached to the sprinkler pipes in your space. This includes all telephones and security alarm wires. Initials: ___/___
5. **No Extension Cords are permitted.**
6. **ALL ELECTRIC PANELS MUST HAVE AT LEAST THREE FEET OF CLEARANCE IN FRONT OF THEM**. Storage of any materials such as Fabrics, Finished Garments, Paper Goods, Flammable Liquids, or debris near an electric panel creates serious fire hazards. **Anything restricting immediate access to the panels is prohibited!** Initials: ___/___
7. **NO TRASH OR DEBRIS MAY BE LEFT OUT IN THE HALLWAYS.** Please take your trash out at the end of each day after 5:00 pm., do not leave any trash in the hallways or by the freight elevator during the day. **All Cardboard Containers and Boxes** must be broken down flat before they are put out in the hallway to be thrown away. Open boxes in hallways create a fire hazard. Initials: ___/___

LEASE REGULATIONS FOR ALL IMPROVEMENTS – Refer to paragraph 7a

ALL proposed physical changes to leased space must be approved **IN WRITING** by Mercantile Center Management a minimum of **five (5) business days** before any work is done or materials brought into the building. The use of contractors or tradesman must also be approved by Mercantile Center Management a minimum of five (5) business days before commencement of work.

OTHER MODIFICATIONS OR ALTERATIONS

The installation of telephone or data lines, partitions, shelving or racks, changes or addition of lighting or fixtures, electrical wiring and other similar modifications or alternations, shall be reviewed and approved as required above. Initial___/___

FLOOR, WALL, CEILING AND DOORS TREATMENT

Your space is being delivered to you with clean floors and clean and painted walls, ceilings and doors.

1. Any changes in floor covering, floor sealing, carpeting, tiling, staining or painting of floors and / or changes in wall covering or painting of walls must be requested in writing and submitted to Lessor for approval a minimum of five days before any work is started. Upon Lessor's written approval, any such work will be exclusively at the expense of the Lessee. Initials___/___
2. Should Lessee be granted permission to alter floors, permission to paint, cover or alter the walls, ceilings and doors, in any manner, Lessee agrees that upon vacating premises, Lessee shall be responsible for all costs or expenses associated with restoring the floor, walls and ceiling of the premises to the Original condition upon accepting the premises. Normal wear and tear excluded. Initial___/___

RULES & REGULATIONS OF THE BUILDING REFERRED TO HEREIN AND CONSTITUTING A PART OF THIS LEASE

1. The lessee, and the Lessee's employees, shall not loiter in the entrance or corridors, or in any way obstruct the sidewalks, entry passages, halls, stairways and elevators, and shall use the same only as passage ways and means of passages to and from their respective offices. Initials: ____

2. Per (L.A.M.C. Sec. 41.50) smoking is prohibited inside of the building. The Lessee and the Lessee's officers, agents and employees shall not throw cigar or cigarette butts or other substances of any kind out of the windows or doors, or down the passageways or skylights of the building, or sit on or place anything upon the windowsills or outside ledges. Initials: ____

3. The sash doors, sashes, windows, glass doors, lights and skylights that reflect or admit light not the halls shall not be covered or obstructed or in any manner so treated as shall diminish the light in the halls or corridors or be unsightly or show through said glass, without the written consent of Lessor. Initials: ____

4. The lavatories, sinks, slop-hoppers, water-closets and urinals shall not be used for any purposes other than those for which they were intended, and no rubbish, newspapers or other substances of any kind shall be thrown into them which tend to stop or clog the same, or in any way damage said fixture. Lessee shall be responsible for costs and damages caused by misuse or abuse of said plumbing by their employees or invitees thereof. Initials: ____

5. No awning, shade, sign, advertisement, or notice shall be inscribed, painted or affixed on or to any part of the outside or inside of the building except by the written consent of the Lessor, and except it be of such color, size and style and in such place upon or in the building as may be designated by the Lessor. Initials: ____

6. Lessor hereby expressly reserves the right to use the roof and exterior walls of said building for Lessor's sole use and benefit, for advertising and/or other purpose, and Lessee shall be entitled to no rights thereon or thereto without the written consent of Lessor first had and obtained. Initials: ____

7. The lessee shall not permit anything to be done in the building, nor bring nor keep anything therein, which will in any way increase or tend to increase the rate of fire insurance, or which will obstruct or interfere with the rights of other tenants, or in any way injure or annoy them, or which shall conflict with the regulations of the Fire Department or with the fire laws or with any insurance policy on the building or any part thereof, or with any laws or ordinances regulating health and sanitation or with any rule or regulation of the Health Department of the City of Los Angeles. The Lessee shall pay any damages that the Lessee may suffer by a violation of this clause by Lessee, or Lessee's clerks, agents, employees or servants. Intials: ____

8. The Lessee and the Lessee's officers, agents and employees shall not play any musical instrument nor make nor permit any unnecessary or improper noises in the building nor interfere in any way with other tenants or those having business with them, nor smoker nor expectorate in the elevators nor keep in the building any animal, bird or bicycle. Initials: ____

9. Lessee shall see that the windows and doors of said leased premises are closed and securely locked before leaving the building and must observe strict care not to leave windows open when it rains and Lessee shall exercise extraordinary care and caution that all water faucets or water apparatus are entirely shut off before Lessee or Lessee's employees leave the building, and that all electricity, gas or air shall likewise be carefully shut off so as to prevent waste or damage, and for any default or carelessness the Lessee shall make good all injuries sustained by other tenants or occupants of the building or to the Lessor. Initials: ____

10. Lessee shall give prompt written notice of any accident or to defects in the plumbing, water pipes, electricity wires or heating apparatus, so that the same may be attended to promptly. Initials: ____

11. The Lessor shall have the right to limit the weight and size and prescribe the position of all safes and other heavy property brought into the building, and also the times of moving the same in and out of the building; and all such moving shall be done under the supervision of the Lessor. All safes shall stand on timbers of such size as shall be designated by the Lessor. The Lessor will not be responsible for loss or damage to any such safe or property from any cause; but all damages done to the building by moving or maintaining any such safe or property shall be repaired at expense of the Lessee. Initials: ____

12. All Lessees' machinery in the premises shall be installed in a good and workmanlike manner as to prevent any unnecessary noise, jar or tremor to the floors or walls. Initials: ____

13. Machinery or presses calling for water or heavy oiling shall be installed on suitable drip pans to properly prevent leakage of oil or water onto the floor, said installation to be approved by Lessor. Vents carrying steam or fumes shall be carried to a proper height above the roof on exterior of building as designated by Lessor, to dissipate steam or fumes so as to cause no annoyance to other tenants. Initials: ____

14. No furniture nor equipment of any kind shall be brought into nor be removed from the building without the consent of the Lessor or Lessor's agent; and all moving of same, into or out of the building by tenants shall be done at such times and in such manner as Lessor designates, but the Lessor will not be responsible for the loss of or damages to such freight from any cause and no permit, in writing or otherwise, to remove any such furniture, freight or equipment, shall in any wise indicate or be evident of any consent to cancel or abrogate the lease in any manner. Initials: ____

15. The requirement of the Lessee will be attended to only upon application at the office of the building. Employees shall not perform any work nor do anything outside of their regular duties unless under special instructions from the office of the building. Initials: ____

16. Night Watch: After the regular service hours as fixed by Lessor, the building may be in charge of the night watchman or other building employee provided by Lessor, and every person entering or leaving the building during such time is expected to be questions by him as to his business in the building and shall register if thereto required by such employee. Initials: ____

17. No additional or different lock or locks shall be placed by the Lessee on any door in the building unless written consent of the Lessor shall have first been obtained. Two keys will be furnished by the Lessor without charge and extra keys, if desired, will be furnished through the office of the building upon payment therefore by Lessee. Neither Lessee, Lessee's agents nor employees shall have any duplicate keys made. Initials: ____

18. The Lessor may waive any one or more of these rules for the benefit of any particular tenant or tenants of said building from time to time as Lessor sees fit, but no such waiver by the Lessor of any such rule shall be construed as a waiver of such rule in favor of any tenant or tenants of said building, nor prevent the Lessor from thereafter enforcing any such rule against any or all of the tenants of said building. Initials: ____

19. No freight permitted in passenger elevators. No facilities or service will be maintained by Lessor during times buildings are closed except upon special written arrangement with Lessee and at the expense of Lessee (watchman, electricity, etc.) No children permitted in the premises unless in the immediate physical custody of parent. Initials: ____

20. Lessee agrees that it shall not permit or place any rubbish, cartons or debris in hallways (see also Rules and Regulations No. 1 and 5.) Initials ____

21. No pets or animals are permitted in the building with the exception of working seeing eye dog **Initials: ____**